Contact:	Corey Horsch
Vice President of Investor Relations
and Treasurer
(405) 225-4800

SONIC REPORTS SECOND FISCAL QUARTER EARNINGS PER SHARE GROWTH OF 14% DRIVEN BY REFRANCHISING GAINS

OKLAHOMA CITY (March 28, 2017) - Sonic Corp. (NASDAQ: SONC), the nation’s largest chain of drive-in restaurants, today announced results for its second fiscal quarter ended February 28, 2017.

Key highlights of the company’s second quarter of fiscal year 2017 included:

•	Net income per diluted share increased 14% to $0.25 versus $0.22 in the prior-year period; adjusted net income per diluted share declined 17% to $0.15 versus $0.18 in the prior-year period;

•	System same-store sales declined 7.4%, consisting of a 7.3% same-store sales decrease at franchise drive-ins and an 8.9% decrease at company drive-ins;

•	Company drive-in margins declined by 330 basis points;

•	Ten new drive-ins opened and 54 drive-ins were refranchised; and

•	The company repurchased 1.8 million outstanding shares.

"Our second quarter results reflect a sluggish consumer environment, weather headwinds and share losses following exceptionally strong performance over the prior two years," said Cliff Hudson, Sonic Corp. CEO. “As we enter the key spring and summer seasons, we believe a better balance of new product news and targeted value will result in sequential improvement in same-store sales and profitability.

“Our unit growth, capital structure and technology initiatives are on track,” continued Hudson. “We completed our refranchising program ahead of schedule with 54 drive-ins divested during the quarter, leaving us with a stronger portfolio of company-owned stores. We are also pleased to have repurchased 1.8 million shares of our stock in the second quarter of 2017, representing 4% of shares outstanding, while continuing to invest in the development, people and technology that will drive us to deliver the most personalized guest experience in the industry."

Same-Store Sales
For the second quarter ended February 28, 2017, system same-store sales decreased 7.4%, which was comprised of a 7.3% same-store sales decline at franchise drive-ins and a decline of 8.9% at company drive-ins.

Financial Overview
For the second fiscal quarter of 2017, the company’s net income totaled $11.0 million or $0.25 per diluted share compared to net income of $10.8 million or $0.22 per diluted share in the same period of the prior year. Excluding the items outlined below, net income and net income per diluted share declined 27% and 17%, respectively.

The following analysis of non-GAAP adjustments is intended to supplement the presentation of the company’s financial results in accordance with GAAP.  The company believes that the presentation of this analysis provides useful information to investors and management regarding the underlying business trends and the performance of the company’s ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results of the company and predicting future performance.

(In thousands, except per share amounts)
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	Three months ended		Three months ended
	February 28, 2017		February 29, 2016
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$10,963	$0.25	$10,819	$0.22	$144	1%	$0.03	14%
Net gain on refranchising transactions (1)	(6,788)	(0.15)	—	—
Tax impact on refranchising transactions (2)	2,445	0.05	—	—
Gain on sale of real estate	—	—	(1,875)	(0.04)
Tax impact on real estate sale (3)	—	—	664	0.01
Retroactive benefit of Work Opportunity Tax Credit and resolution of tax matters	—	—	(585)	(0.01)
Adjusted - Non-GAAP	$6,620	$0.15	$9,023	$0.18	$(2,403)	(27)%	$(0.03)	(17)%
________________

(1)
During the second quarter of fiscal year 2017, we completed transactions to refranchise the operations of 54 drive-ins, one of which resulted in a gain of $7.8 million, and the other in a loss of $1.4 million. The loss transaction included a deferred gain of $1.0 million, which is recorded in other non-current liabilities, as a result of a real estate purchase option extended to the franchisee that will be exercised or expire between January 2020 and December 2023. Additionally, we received net lease payments of $0.4 million related to the first quarter transaction detailed in footnote 1 to the table below.

(2)	Tax impact during the period at an adjusted effective tax rate of 36.0%.

(3)	Tax impact during the period at an adjusted effective tax rate of 35.4%.
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For the first six months of fiscal year 2017, net income totaled $24.1 million or $0.53 per diluted share compared with net income of $23.3 million or $0.46 per diluted share for the same period in 2016. Excluding the items outlined below, net income and net income per diluted share decreased 17% and 7%, respectively.

(In thousands, except per share amounts)

	Six months ended		Six months ended
	February 28, 2017		February 29, 2016
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$24,081	$0.53	$23,277	$0.46	$804	3%	$0.07	15%
Net gain on refranchising transactions (1)	(5,831)	(0.13)	—	—
Tax impact on refranchising transactions (2)	2,105	0.04	—	—
Gain on sale of investment in refranchised drive-in operations (3)	(3,795)	(0.08)	—	—
Tax impact on sale of investment in refranchised drive-in operations (4)	1,350	0.03	—	—
Gain on sale of real estate	—	—	(1,875)	(0.04)
Tax impact on real estate sale (5)	—	—	664	0.01
Retroactive benefit of Work Opportunity Tax Credit and resolution of tax matters	—	—	(585)	(0.01)
Adjusted - Non-GAAP	$17,910	$0.39	$21,481	$0.42	$(3,571)	(17)%	$(0.03)	(7)%
________________

(1)
During the first quarter of fiscal year 2017, we completed transactions to refranchise the operations of 56 company drive-ins. Of the proceeds, $3.8 million represents the initial lease payment for a real estate purchase option that will be exercised or expire within 24 months, which resulted in a net loss of $1.0 million. Unless and until the option is exercised or expires, the franchisee will make monthly lease payments of $0.3 million through November 2017 and $0.1 million thereafter, through November 2018, which will be included in other operating income. We are including lease payments received, net of sub-lease expenses, to quantify the net refranchising gain (loss). Net payments received during the second quarter totaled $0.4 million. During the second quarter of fiscal year 2017, we completed transactions to refranchise the operations of 54 drive-ins, one of which resulted in a gain of $7.8 million, and the other in a loss of $1.4 million. The loss transaction included a deferred gain of $1.0 million, which is recorded in other non-current liabilities, as a result of a real estate purchase option extended to the franchisee that will be exercised or expire between January 2020 and December 2023.

(2)	Combined tax impact at effective tax rates of 35.6% and 36.0% during the first and second quarters of fiscal year 2017, respectively.

(3)
Gain on sale of investment in refranchised drive-ins is related to minority investments in franchise operations retained as part of a refranchising transaction that occurred in fiscal year 2009. Income from minority investments is included in other revenue on the condensed consolidated statements of income.

(4)	Tax impact during the period at an adjusted effective tax rate of 35.6%.

(5)	Tax impact during the period at an adjusted effective tax rate of 35.4%.

Fiscal Year 2017 Outlook
While the macroeconomic environment may impact results, the company continues to expect adjusted earnings per share for fiscal year 2017 to be in the range of down 7% to flat year over year. The outlook for fiscal 2017 anticipates the following elements:

•	(2)% to 0% same-store sales for the system;

•	Royalty revenue growth from new unit development;

•	65 to 75 new franchise drive-in openings;

•	Drive-in-level margins of 15.5% to 16.0%, depending upon the degree of same-store sales growth at company drive-ins;

•
Selling, general and administrative expenses of approximately $81 million to $82 million reflecting increased investment in human resources and technology to support brand initiatives, offset by lower incentive compensation;

•	Depreciation and amortization expense of $37.5 million to $38.5 million reflecting the divestiture of company drive-ins as previously announced;

•	Net interest expense of approximately $26.5 million to $27.5 million;

•	Capital expenditures of $40 million to $45 million reflecting ongoing investment into the company’s technology initiatives;

•	Free cash flow(1) of approximately $55 to $60 million;

•	An income tax rate between 34% to 35%;

•	The planned use of the remaining $75 million share repurchase authorization across the fiscal year, inclusive of refranchising proceeds; and

•	An expected quarterly cash dividend of $0.14 per share.

Earnings Conference Call
The company will host a conference call to review financial results at 5:00 PM ET this evening.  The conference call can be accessed live over the phone by dialing (877) 545-1402 or (719) 325-4771 for international callers.  A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 8513191.  The replay will be available until Tuesday, April 4, 2017.  An online replay of the conference call will be available approximately two hours after the conclusion of the live broadcast. A link to this event may be found on the company's investor relations website at http://ir.sonicdrivein.com/.

About Sonic
SONIC, America's Drive-In is the nation's largest drive-in restaurant chain serving more than 3 million customers every day. Over 90 percent of SONIC's 3,500 drive-in locations are owned and operated by local business men and women. For more than 60 years, SONIC has delighted guests with signature menu items, more than 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC's Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated more than $5 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in today's youth. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook and Twitter. To learn more about SONIC's Limeades for Learning initiative, please visit Limeadesforlearning.com.
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.
(1) Free cash flow is defined as net income plus depreciation, amortization and stock compensation expenses, less capital expenditures.

The tables that follow provide information regarding the number of company drive-ins, franchise drive-ins and system drive-ins in operation as of the end of the periods indicated.  In addition, these tables provide information regarding franchise sales, system growth in sales, and both franchise and system average drive-in sales and change in same-store sales.  System information includes both company and franchise drive-in information, which we believe is useful in analyzing the growth of our brand.  While we do not record franchise drive-in sales as revenues, we believe this information is important in understanding our financial performance since we calculate and record franchise royalties based on a percentage of franchise sales.  This information also is indicative of the financial health of our franchisees.

SONC-F

SONIC CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Revenues:
Company Drive-In sales	$64,286	$95,313	$151,438	$199,196
Franchise Drive-Ins:
Franchise royalties and fees	34,328	36,047	74,467	75,969
Lease revenue	1,675	1,399	3,056	2,991
Other	(131)	401	748	807
Total revenues	100,158	133,160	229,709	278,963

Costs and expenses:
Company Drive-Ins:
Food and packaging	17,616	26,213	41,732	55,159
Payroll and other employee benefits	25,332	35,359	57,098	71,723
Other operating expenses, exclusive of depreciation and amortization included below	14,278	20,100	33,704	43,008
Total cost of Company Drive-In sales	57,226	81,672	132,534	169,890

Selling, general and administrative	18,296	20,785	38,050	41,725
Depreciation and amortization	9,734	11,057	20,011	22,056
Other operating income, net	(7,725)	(2,566)	(10,565)	(2,965)
Total costs and expenses	77,531	110,948	180,030	230,706
Income from operations	22,627	22,212	49,679	48,257

Interest expense	7,227	6,467	14,416	12,689
Interest income	(262)	(105)	(756)	(205)
Net interest expense	6,965	6,362	13,660	12,484

Income before income taxes	15,662	15,850	36,019	35,773
Provision for income taxes	4,699	5,031	11,938	12,496
Net income	$10,963	$10,819	$24,081	$23,277

Basic income per share	$0.25	$0.22	$0.54	$0.47
Diluted income per share	$0.25	$0.22	$0.53	$0.46

Weighted average basic shares	43,794	48,977	44,757	49,599
Weighted average diluted shares	44,550	49,988	45,547	50,656
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SONIC CORP.
Unaudited Supplemental Information

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Drive-Ins in Operation:
Company:
Total at beginning of period	286	382	345	387
Opened	1	—	1	—
Sold to franchisees	(54)	(7)	(110)	(9)
Closed (net of re-openings)	—	—	(3)	(3)
Total at end of period	233	375	233	375
Franchise:
Total at beginning of period	3,273	3,147	3,212	3,139
Opened	9	5	23	18
Acquired from the company	54	7	110	9
Closed (net of re-openings)	(7)	(6)	(16)	(13)
Total at end of period	3,329	3,153	3,329	3,153
System-wide:
Total at beginning of period	3,559	3,529	3,557	3,526
Opened	10	5	24	18
Closed (net of re-openings)	(7)	(6)	(19)	(16)
Total at end of period	3,562	3,528	3,562	3,528

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016

	($ in thousands)		($ in thousands)
Sales Analysis:
Company Drive-Ins:
Total sales	$64,286	$95,313	$151,438	$199,196
Average drive-in sales	236	253	506	522
Change in same-store sales	(8.9)%	6.3%	(5.5)%	5.3%
Franchised Drive-Ins:
Total sales	$856,514	$886,313	$1,830,399	$1,854,828
Average drive-in sales	262	283	566	593
Change in same-store sales	(7.3)%	6.5%	(4.5)%	5.9%
System-wide:
Change in total sales	(6.2)%	7.8%	(3.5)%	6.7%
Average drive-in sales	$260	$280	$561	$585
Change in same-store sales	(7.4)%	6.5%	(4.6)%	5.9%
Note:  Change in same-store sales based on restaurants open for a minimum of 15 months.

SONIC CORP.
Unaudited Supplemental Information

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016

	(In thousands)		(In thousands)
Revenues:
Company Drive-In sales	$64,286	$95,313	$151,438	$199,196
Franchise Drive-Ins:
Franchise royalties	34,138	35,807	74,021	75,269
Franchise fees	190	240	446	700
Lease revenue	1,675	1,399	3,056	2,991
Other	(131)	401	748	807
Total revenues	$100,158	$133,160	$229,709	$278,963

	Three months ended		Six months ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Margin Analysis (percentage of Company Drive-In sales):
Company Drive-Ins:
Food and packaging	27.4%	27.5%	27.6%	27.7%
Payroll and employee benefits	39.4	37.1	37.7	36.0
Other operating expenses	22.2	21.1	22.2	21.6
Cost of Company Drive-In sales	89.0%	85.7%	87.5%	85.3%

	February 28,	August 31,
	2017	2016

	(In thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$33,890	$72,092
Current assets	94,840	137,657
Property, equipment and capital leases, net	359,119	392,380
Total assets	$571,664	$648,661

Current liabilities, including capital lease obligations and long-term debt due within one year	$56,681	$74,663
Obligations under capital leases due after one year	16,270	17,391
Long-term debt due after one year, net of debt issuance costs	593,147	566,187
Total liabilities	729,355	724,304
Stockholders' equity (deficit)	$(157,691)	$(75,643)